EXCHANGE AGREEMENT
among

MMA FINANCIAL HOLDINGS, INC.

and
TABERNA PREFERRED FUNDING II, LTD.
Dated as of May 21, 2015

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT dated as of the 21st day of May, 2015 (this “Agreement”), is entered into by and among MMA FINANCIAL HOLDINGS, INC., a Florida corporation (the “Company”), and TABERNA PREFERRED FUNDING II, LTD. (“Taberna”).

RECITALS

A. Reference is made to that certain Junior Subordinated Indenture dated as of July 30, 2009, by and between the Company and The Bank of New York Mellon Trust Company, National Association, a national banking association, as trustee (the “Trustee”), as modified by that certain First Supplemental Indenture thereto executed as of November 21, 2012 and effective by agreement of the parties thereto as of May 1, 2012, and that certain Second Supplemental Indenture thereto dated as of the date hereof (as so supplemented, the “Original Indenture”).

B. Taberna is the holder of junior subordinated notes series I in the aggregate principal amount of $30,115,937 maturing on April 30, 2035 and junior subordinated notes series II in the aggregate principal amount of $17,219,145 maturing on July 30, 2035, copies of which are attached hereto as Exhibit A (the “Participating Securities”).

C. The Company proposes to issue Promissory Notes Series I in the aggregate principal amount of $25,873,474 maturing on April 30, 2035 (the “Promissory Notes Series I”) and Promissory Notes Series II in the aggregate principal amount of $14,914,342 maturing on July 30, 2035 (the “Promissory Notes Series II”), in each case to Taberna in the form attached hereto as Exhibit B (the Promissory Notes Series I and the Promissory Notes Series II being together referred to herein as the “New Securities”).

D. On the terms and subject to the conditions set forth in this Agreement, the Company and Taberna have agreed to exchange the Participating Securities for the New Securities.

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1. Definitions.    This Agreement and the New Securities are collectively referred to herein as the “Operative Documents”.  All other capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the Original Indenture. The following terms shall have the following meanings:

“Affiliate” has the meaning set forth in Section 4(e).

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§101 et seq., as amended.

“Benefit Plan” means an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or any entity whose assets include (for purposes of U.S. Department of Labor Regulations Section 2510.3-

101 or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“CDO Trustee” has the meaning set forth in Section 2(b)(i).

“Closing Date” has the meaning set forth in Section 2(b).

“Closing Room” has the meaning set forth in Section 2(b).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

“Commission” has the meaning set forth in Section 4(s).

“Company” has the meaning set forth in the introductory paragraph hereof.

“Company Counsel” has the meaning set forth in Section 3(b).

“Environmental Law” has the meaning set forth in Section 4(hh).

“Environmental Laws” shall have the correlative meaning.

“Equity Interests” means with respect to any Person (a) if such a Person is a partnership, the partnership interests (general or limited) in a partnership, (b) if such Person is a limited liability company, the membership interests in a limited liability company and (c) if such Person is a corporation, the shares or stock interests (both common stock and preferred stock) in a corporation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it.

“Exchange” has the meaning set forth in Section 2(b).

“Exchange Act” has the meaning set forth in Section 4(g).

“Financial Statements” has the meaning set forth in Section 4(t).

“GAAP” has the meaning set forth in Section 4(t).

“Governmental Entity” has the meaning set forth in Section 4(1).

“Governmental Entities” shall have the correlative meaning

“Governmental Licenses” has the meaning set forth in Section 4(o).

“Hazardous Materials” has the meaning set forth in Section 4(hh).

“Holder” has the meaning set forth in the New Securities.

“Impairment” means any claim, counterclaim, setoff, defense, action, demand, litigation (including administrative proceedings or derivative actions), encumbrance, right (including expungement, avoidance, reduction, contractual or equitable subordination, or otherwise) or defect.

“Indemnified Party” has the meaning set forth in Section 8(a).

“Indemnified Parties”  shall have the correlative meaning.

“Investment Company Act” has the meaning set forth in Section 4(g).

“Lien” has the meaning set forth in Section 4(1).

“Material Adverse Effect”  means a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets of the Company and its Significant Subsidiaries taken as a whole; provided, however, that the disclosures set forth in Section 4 hereof and the related Schedules and Exhibits hereto shall not be deemed to constitute a Material Adverse Effect.

“MMA” has the meaning set forth in Section 3(c).

“New Securities” has the meaning set forth in the Recitals.

“Original Indenture” has the meaning set forth in the Recitals.

“Participating Securities” has the meaning set forth in the Recitals.

“Properties” has the meaning set forth in Section 4(gg).

“Regulation D” has the meaning set forth in Section 4(e).

“Repayment Event” has the meaning set forth in Section 4(1).

“Rule 144A(d)(3)” has the meaning set forth in Section 4(g).

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated under it.

“Significant Subsidiary” has the meaning as set forth in Securities and Exchange Commission Regulation S-X; provided, that any Person (as defined in Regulation S-X) shall be disregarded for all purposes of making the determination as to whether such Person is a Significant Subsidiary so long as (i) the Company maintains, indirectly, less than one percent (1%) economic interest in any such Person and (ii) such indirect economic interest is owned either by a corporation or a limited liability company.

 “Significant Subsidiaries” means, collectively, each and every Significant Subsidiary.

“Taberna” has the meaning set forth in the introductory paragraph hereof.

“Taberna Transferred Rights” means any and all of Taberna’s right, title, and interest in, to and under the Participating Securities, including, without limitation, the following:

(i) the Original Indenture;
(ii) all amounts payable to Taberna under the Participating Securities and the Original Indenture;

(iii) all claims (including “claims” as defined in Section § 101(5) of the
Bankruptcy Code), suits, causes of action, and any other right of Taberna, whether known or unknown, against the Company or any of its Affiliates, agents, representatives, contractors, advisors, or any other entity that in any way is based upon, arises out of or is related to any of the foregoing, including all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the exchange of, purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of Taberna against any attorney, accountant, financial advisor, or other entity arising under or in connection with the Participating Securities and the Original Indenture or the transactions related thereto or contemplated thereby;

(iv) all guarantees and all collateral and security of any kind for or in respect of the foregoing;

(v) all cash, securities, or other property, and all setoffs and recoupments, to be received, applied, or effected by or for the account of Taberna under the Participating Securities and the Original Indenture, other than fees, costs and expenses payable to Taberna hereunder and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing; and

(vi) all proceeds of the foregoing.

“Trustee” has the meaning set forth in the Recitals.

2. Exchange of Participating Securities for the New Securities.

(a) The Company agrees to issue the New Securities and has requested that Taberna accept such New Securities in exchange for the Participating Securities, and Taberna hereby accepts such New Securities in exchange for the Participating Securities upon the terms and conditions set forth herein.

(b) The closing of the exchange contemplated herein shall occur at the offices of Gallagher Evelius & Jones LLP in Baltimore, Maryland (the “Closing Room”), or such other place as the parties hereto shall agree, at 11:00 a.m. New York time, on May 21, 2015 or such later date as the parties may agree (such date and time of delivery the “Closing Date”).  The Company and Taberna hereby agree that the exchange (the “Exchange”) will occur in accordance with the following requirements:

(i) TP Management, LLC (as collateral manager for Taberna) shall deliver an issuer order instructing the trustee (in such capacity,  “CDO Trustee”) under the indenture pursuant to which the CDO Trustee serves as trustee for the holders of the Participating Securities to exchange the Participating Securities for the New Securities.

(ii) The Participating Securities and the New Securities shall be delivered to the Closing Room, copies of which shall have previously been made available for inspection, if so requested.
(iii) The Company shall execute the New Securities and deliver them to the Holders.

(iv) The Company shall cause the Trustee to upon receipt of the Participating Securities and receipt of direction to do so, cancel them in accordance with the terms of Section 3.8 of the Original Indenture.

(v) The Company shall cause the Trustee to acknowledge the full satisfaction and discharge of the Original Indenture and the Original Indenture shall cease to be of further effect, except with respect to any rights and obligations under or referenced in Section 4.1 of the Original Indenture, which shall survive such satisfaction and discharge, and the Company and the Trustee shall be released from and against all of their respective liabilities, obligations and covenants under the terms of the Original Indenture and the Participating Securities, subject to the survival of specified provisions as set forth in Section 4.1 of the Original Indenture.

(vi) Simultaneously with the occurrence of the events described in subsections (iii) and (iv) hereof, (A) Taberna irrevocably transfers, assigns, grants and conveys the Taberna Transferred Rights to the Company and the Company assumes all rights of Taberna, as the Holder of the Participating Securities and the Taberna Transferred Rights and (B) each Holder shall be entitled to all of the rights, title and interest of a Holder under the terms of the New Securities and any other Operative Documents.

The Company shall pay to the Trustee all of such party’s reasonable legal fees, costs and other expenses in connection with the Exchange, as well as all other accrued and unpaid fees, costs and expenses under the Original Indenture, if any.

3. Conditions Precedent. The obligations of the parties under this Agreement are subject to the following conditions precedent:
(a) The representations and warranties contained herein shall be accurate as of the date of delivery of the New Securities.

(b) Gallagher Evelius & Jones LLP, counsel for the Company (the “Company Counsel”), shall have delivered an opinion, dated as of the Closing Date, addressed to each Holder and to the Trustee, in substantially the form set forth in Exhibit E hereto. In rendering its opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and by government officials; provided, however, that copies of any such certificates or documents are delivered to the Holders and the Trustee, and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel’s opinion. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction.

(c) The Company shall have furnished to the Holders a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President, and the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, in their capacities as such, dated as of the Closing Date, stating that the representations and warranties in this Agreement are true and correct on and as of the Closing Date, and that the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.  The certificate provided in accordance with this Clause (c) shall also satisfy the certification requirement of Section 10.5 of the Original Indenture, and the parties hereby acknowledge and agree that the Required Reduction will be deemed to have been achieved upon the giving of such certificate based on the Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 of MMA Capital Management, LLC (“MMA”).

(d) The Company shall have paid to TP Management, LLC, for its own account, a single administrative fee in the amount of $422,700 for the Exchange.

(e) Prior to the Closing Date, the Company shall have furnished to the Holders and their counsel such further information, certificates and documents as the Holders or such counsel may reasonably request.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Holders or their counsel, this Agreement and any obligations of Taberna hereunder, whether as holders of the Participating Securities or as prospective Holders of the New Securities, may be canceled at, or at any time prior to, the Closing Date by Taberna. Notice of such cancellation shall be given to the Company in writing or by telephone and confirmed in writing, or by e-mail or facsimile.

Each certificate signed by any officer of the Company and delivered to the Holders or the Holders’ counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Company and not by such officer in any individual capacity.

4. Representations and Warranties of the Company. The Company represents, warrants and covenants to Taberna, as holder of the Participating Securities, and with the Holders, as follows:

(a) It (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, and (ii) has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents.

(b) None of the New Securities or the Exchange is subject to any Impairment. The Company has no current intention to initiate any bankruptcy or insolvency proceedings.  The Company (i) has not entered into the Exchange or any Operative Documents with the actual intent to hinder, delay, or defraud any creditor and (ii) received reasonably equivalent value in exchange for its obligations under the Operative Documents.

(c) It (i) is a sophisticated entity with respect to matters such as the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon Taberna, any Holder, TP Management, LLC or the Trustee or any of their Affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement and the other Operative Documents, except that it has relied upon Taberna’s express representations, warranties, covenants and agreements in this Agreement. The Company acknowledges that none of Taberna, any Holders, TP Management, LLC or the Trustee or any of their Affiliates has given it any investment advice, credit information or opinion on whether the Exchange is prudent.

(d) It has not engaged any broker, finder or other entity acting under the authority of it or any of its Affiliates that is entitled to any broker’s commission or other fee in connection with this Agreement or the other Operative Documents and the consummation of the transactions contemplated herein or therein for which Taberna, any Holder, the Trustee or any of their Affiliates could be responsible.

(e) Neither the Company nor any of its “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the New Securities under the Securities Act; provided that the Company does not make any representations as to any action taken by an Indemnified Party.

(f) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the New Securities; provided that the Company does not make any representations as to any action taken by an Indemnified Party.

(g) The New Securities (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the New Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(h) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the New Securities.

(i) The Company is not, and immediately following consummation of the transactions contemplated hereby, will not be, an “investment company” or an entity “controlled” by an “investment company”, in each case within the meaning of Section 3(a) of the Investment Company Act.

(j) Each of this Agreement and the other Operative Documents and the consummation of the transactions contemplated herein and therein have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by Taberna and/or the Trustee, as applicable, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity; and except to the extent that enforceability of the indemnification and contribution provisions set forth in this Agreement or the other Operative Documents may be limited by the federal or state securities laws of the United States or the public policy underlying such laws.

(k) The New Securities have been duly authorized and executed by the Company and, when delivered to the Holders in exchange for the Participating Securities, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(l) Neither the issue of the New Securities and exchange of the New Securities for the Participating Securities, nor the execution and delivery of and compliance with the Operative Documents by the Company, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of (x) the charter or bylaws or similar organizational documents of the Company or its Significant Subsidiaries or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or their respective properties or assets (each a “Governmental Entity” and collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”) upon any property or assets of the Company or any if its Significant Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of clause (i)(y) or this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect or (iii) will require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries prior to its scheduled maturity. Notwithstanding the foregoing, solely for the purposes of subclause (ii) no conflict, breach, violation, default, Repayment Event, Lien or Material Adverse Effect will be deemed to have occurred unless (a) acknowledged by the Company in its reasonable judgment or (b) adjudicated by a court of competent jurisdiction.

(m) The Company has all requisite power and authority to own, lease and operate its properties and assets and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(n) The Company has no subsidiaries that are material to its business, financial condition or earnings, other than those Significant Subsidiaries listed in Exhibit D attached hereto (which Exhibit D includes each of the Company’s Significant Subsidiaries). Each Significant Subsidiary is a corporation, partnership or limited liability company duly and properly incorporated or organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized or formed, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts. Each Significant Subsidiary is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(o) The Company and each of the Company’s subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(p) All of the issued and outstanding Equity Interests of the Company and each of its Significant Subsidiaries are validly issued, fully paid and non-assessable; all of the issued and outstanding Equity Interests of each consolidated subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim, or equitable right; and none of the issued and outstanding Equity Interests of the Company or any Significant Subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its Significant Subsidiaries is a party.

(q) Except as set forth in Schedule 4(q) attached hereto, neither the Company nor any of its Significant Subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in monetary default of any payment obligation contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(r) Except as set forth in the 1934 Act Report (as defined below), there is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company after due inquiry, threatened against or affecting the Company or any of its Significant Subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its Significant Subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(s) KPMG LLP is currently the independent public accountants of MMA and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

(t) The audited consolidated financial statements (including the notes thereto) and schedules of MMA and its consolidated subsidiaries for the fiscal year ended December 31, 2014 (the “Financial Statements”) filed with the Commission are the most recent publicly available audited consolidated financial statements of MMA and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of MMA and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified. Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein and subject to normal recurring adjustments in the ordinary course).

(u) As of December 31, 2014, the Company has no debt for money borrowed except as set forth in the 1934 Act Report (as defined below).  Since December 31, 2014, the Company’s indebtedness for money borrowed has not materially increased.

(v) Since the date of the Financial Statements, there has not been any dividend or distribution of any kind declared, paid or made by MMA on its common Equity Interests.

(w) MMA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Commission in accordance with the Exchange Act, at the time it was filed with the Commission (the “1934 Act Report”), complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, as of the date of the 1934 Act Report, except as disclosed therein, the 1934 Act Report did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the 1934 Act Report, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which MMA or any of its subsidiaries is a party that are required to be so filed in connection with the 1934 Act Report.

(x) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(y) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company of its obligations under the Operative Documents, as applicable, or the consummation by the Company of the transactions contemplated by the Operative Documents.

(z) The Company and each of its Significant Subsidiaries has good and marketable title to all of its respective real and personal property, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Company or any of its Significant Subsidiaries holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Significant Subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Significant Subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(aa) The Company and each Significant Subsidiary has timely and duly filed (or filed extensions thereof (and which extensions are presently in effect)) all Tax Returns (as defined below) required to be filed by them, except where such would not, singly or in the aggregate, have a Material Adverse Effect, and all such Tax Returns are true, correct and complete in all material respects. The Company and each Significant Subsidiary has timely and duly paid in all material respects all Taxes (as defined below) required to be paid by them (whether or not such amounts are shown as due on any Tax Return), except for any Taxes that are being disputed in good faith and for which adequate reserves are held. There are no material federal, state or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and no such audits or assessments are threatened. As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(bb) Interest payable by the Company on the New Securities is deductible by the Company for United Stated Federal income tax purposes and there are no rulemaking or similar proceedings before the U.S. Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, would likely result in a Material Adverse Effect.

(cc) Except as disclosed in the 1934 Act Report, the books, records and accounts of MMA and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, MMA and its subsidiaries. Except as disclosed in the 1934 Act Report, MMA and each of its subsidiaries maintains a system of internal accounting controls to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) The Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Significant Subsidiaries or the Company’s or Significant Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of the Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied any insurance coverage it has sought or for which it has applied.

(ee) The Company and its Significant Subsidiaries or, to the knowledge of the Company’s senior executive officers, any person acting on behalf of the Company and its Significant Subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(ff) Neither the Company nor its Affiliates intend to (a) file a voluntary petition with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 12

11 of the U.S. Code, as amended (the “Bankruptcy Code”); (b) be the subject of any order for relief issued under the Bankruptcy Code; (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors; (d) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, liquidator or assignee for the benefit of creditors; or (e) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party in connection with any such proceeding.  Neither the Company nor its Affiliates is entering into this Agreement or the other Operative Documents or seeking consummation of the transactions contemplated herein or therein with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

(gg) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) to the Company’s actual knowledge, without investigation, the Company and its subsidiaries have been and are in material compliance with applicable Environmental Laws (as defined below), (ii) to the Company’s actual knowledge, without investigation, neither the Company, nor any of its subsidiaries has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from any of the real properties currently or previously owned, leased or operated by the Company or any of its Significant Subsidiaries (collectively, the “Properties”) other than in compliance with all applicable Environmental Laws, (iii) to the Company’s actual knowledge, without investigation, neither the Company nor any of its subsidiaries has used the Properties, other than in compliance with applicable Environmental Laws, (iv) neither the Company nor any of its subsidiaries has received any written notice of, or has any actual knowledge (without investigation) of any occurrence or circumstance which, with notice or passage of time or both, is reasonably likely to give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, or their respective assets or arising out of the conduct of the Company or its subsidiaries, (v) to the Company’s actual knowledge, without investigation, none of the Properties are included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) to the Company’s actual knowledge, without investigation, none of the Company, any of its Significant Subsidiaries or agents or any other person or entity for whose conduct any of them is reasonably likely to be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, (vii) to the Company’s knowledge, without investigation, no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material, and (viii) none of the Company, any of its Significant Subsidiaries or, to the Company’s actual knowledge (without investigation), any other person or entity for whose conduct any of them is reasonably likely to be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order in connection with an Environmental Law with respect to the Properties or any facilities or improvements or any operations or activities thereon.

(hh) As used herein, “Hazardous Materials” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any Governmental Entity.

Except as expressly stated in the Operative Documents or any of the other documents delivered by the Company in connection herewith, the Company makes no representations or warranties, express or implied, with respect to the Exchange, the Taberna Transferred Rights, the Participating Securities, the Original Indenture or any other matter.

5. Representations and Warranties of Taberna. Taberna represents, warrants and covenants to the Company as follows:

(a) It (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, and (ii) has full power and authority to execute, deliver and perform its obligations under this Agreement.

(b) This Agreement and the consummation of the transactions contemplated herein has been duly authorized by it and, on the Closing Date, will have been duly executed and delivered by it and, assuming due authorization, execution and delivery by the Company and the Trustee of the Operative Documents to which each is a party, will be its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c) No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any Governmental Entity or any other Person, other than those that have been made or obtained, is necessary or required for the performance by it of its obligations under this Agreement or to consummate the transactions contemplated herein.

(d) It is a “Qualified Purchaser” as such term is defined in Section 2(a)(51) of the Investment Company Act.

(e) It is the sole legal and beneficial owner of the Participating Securities and the Taberna Transferred Rights and shall deliver the Participating Securities free and clear of any Lien.

(f) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to its knowledge, threatened against or affecting it, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents.

(g) The outstanding principal amount of its respective Participating Securities is the face amount as set forth in such Participating Securities.

(h) It is aware that the New Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(i) It is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of exchanging the Participating Securities for the New Securities. Without characterizing the Participating Securities or the Taberna Transferred Rights as a “security” within the meaning of the applicable securities laws, it has not made any offers to sell, or solicitations of any offers to buy, all or any portion of the Participating Securities or Taberna Transferred Rights in violation of any applicable securities laws.

(j) Neither it nor any of its Affiliates, nor any person acting on its or its Affiliate’s behalf has engaged, or will engage, in any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the New Securities.

(k) It understands and acknowledges that (i) no public market exists for any of the New Securities and that it is unlikely that a public market will ever exist for the New Securities, (ii) such Holder is purchasing the New Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and it agrees to the legends and transfer restrictions applicable to the New Securities contained in the New Securities, and (iii) it has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the New Securities.

(l) It has not engaged any broker, finder or other entity acting under its authority that is entitled to any broker’s commission or other fee in connection with this Agreement and the consummation of transactions contemplated herein for which the Company could be responsible.

(m) It (i) is a sophisticated entity with respect to the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon the Company or any of its Affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Company’s express representations, warranties, covenants and agreements in the Operative Documents and the other documents delivered by the Company in connection therewith.

Except as expressly stated in this Agreement, Taberna makes no representations or warranties, express or implied, with respect to the Exchange, the Taberna Transferred Rights, the Participating Securities, the Original Indenture, or any other matter.

6. Covenants and Agreements of the Company. The Company covenants and agrees with Taberna and the Holders as follows:

(a) The Company will not, nor will it permit any of its Affiliates or any person acting on their behalf to, engage in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the New Securities.

(b) The Company will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the New Securities under the Securities Act.

(c) The Company will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, engage in any form of “general solicitation or general advertising” (within the meaning of Regulation D) in connection with any offer or sale of the any of the New Securities.

(d) So long as any of the New Securities are outstanding, (i) the New Securities shall not be listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) the Company shall not be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the New Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(e) The Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each Holder, upon the request of such Holder, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company is required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Holders.

(f) Except with respect to the exchange of the Company’s junior subordinated notes for promissory notes which are substantially similar to the New Securities upon substantially the same terms as the Exchange, the Company will not, until one hundred eighty (180) days following the Closing Date, without the Holders’ prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of directly or indirectly to a prospective purchaser (a “Purchaser” or the “Purchasers”), (i) any New Securities or other securities substantially similar to the New Securities, or (ii) any other securities convertible into, or exercisable or exchangeable for, any of the New Securities or other securities substantially similar to the New Securities or (iii) any preferred securities, unless the Company provides the Purchasers with an opinion of counsel (such counsel to have experience and sophistication in the matters addressed in such opinion) addressed to the Purchasers stating that any such offer, sale or other disposition will not result in the New Securities being integrated in a transaction that would require registration under the Securities Act.

(g) The Company will not identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the prior written consent of such Indemnified Party, unless such disclosure is required by applicable statute, court of law, regulatory authority or securities exchange.

7. Payment of Expenses.  In addition to the obligations agreed to by the Company under Section 2(b)(vii) herein, the Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the New Securities and any taxes payable in connection therewith; (ii) all reasonable third-party costs incurred by Taberna in connection herewith, including the reasonable fees and disbursements of counsel to Taberna; (iii) the fees and expenses of counsel, accountants and any other experts or advisors retained by the Company; and (iv) the fees and all reasonable expenses of the Trustee and any other trustee or paying agent appointed under the Operative Documents, including the reasonable fees and disbursements of counsel for such trustees.

8. Indemnification.  (a) The Company agrees to indemnify and hold harmless the Trustee, the Holders, Taberna, TP Management, LLC and their respective Affiliates (collectively, the “Indemnified Parties”), the Indemnified Parties’ respective directors, officers, employees and agents and each person, if any, who controls the Indemnified Parties within the meaning of the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents provided to Taberna or TP Management, LLC by or on behalf of the Company in accordance with the terms hereof, (ii) any omission or alleged omission to state a material fact required to be stated or necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading, (iii) the breach or alleged breach of any representation, warranty, or agreement of the Company contained in any information provided to Taberna or TP Management, LLC by or on behalf of the Company in accordance with the terms hereof,  (iv) any action taken by the Company in respect of its obligations under the Original Indenture or failure of the Company to comply with any provisions of the Original Indenture, or (v) the execution and delivery by the Company of the Operative Documents and the consummation of the transactions contemplated herein and therein other than transaction costs, except in the case of clauses (i) through (v) immediately above to the extent such losses, damages or liabilities (or actions in respect thereof) are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from an Indemnified Party’s gross negligence or willful misconduct that directly relates to the loss, claim, damage or liability (or actions in respect thereof), and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity provided in this Section 8 will be in addition to any liability that the Company may otherwise have.

(b)Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Company under this Section 8, promptly notify the Company in writing of the commencement thereof; but the failure to so notify the Company (i) will not relieve the Company from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the Company of material rights and defenses and (ii) will not, in any event, relieve the Company from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. The Indemnified Parties shall be entitled to appoint counsel to represent the Indemnified Parties in any action for which indemnification is sought. The Company may participate at its own expense in the defense of any such action; provided, that counsel to the Company shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the Company be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party elects to engage separate counsel because such Indemnified Party believes that its interests are not aligned with the interests of another Indemnified Party or that a conflict of interest might result. The Company will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9. Additional Waiver.  Notwithstanding anything to the contrary contained herein, Taberna hereby waives (i) any default or Event of Default under the Original Indenture and all of its consequences if and to the extent such default or Event of Default is deemed to have occurred on or prior to the date of the execution of this Agreement by reason of the Company failing to pay to the Holders of Securities the principal of and any premium and interest (including any Additional Interest) on the Securities as and when the same became due and payable in accordance with their terms and with respect to the issuance of Officers’ Certificates under Section 10.3 of the Original Indenture covering any period prior to the date of the execution of this

Agreement, and (ii) the requirement of the Trustee to give the Holders notice of any such defaults pursuant to Section 6.3 of the Original Indenture and directs the Trustee to disregard any such requirement in connection with the same such defaults.

10. Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company and/or its officers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the Exchange.  The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Agreement.

11. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

12. Notices.  All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed or by any other reasonable means of communication, including by electronic mail, to the relevant party at its address specified in Exhibit C.

13. Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder.  Without limiting the generality of the foregoing, the Trustee shall be an express third party beneficiary of this Agreement with respect to the provision of Section 8 hereof.  None of the rights or obligations of the Company under this Agreement may be assigned, whether by operation of law or otherwise, without Taberna’s prior written consent. The rights and obligations of the Holders under this Agreement may be assigned by the Holders without the Company’s consent; provided that the assignee assumes the obligations of any such Holders under this Agreement.

14. Applicable Law.    THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

15. Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS

(AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

16. Counterparts and Facsimile. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by any one or more of the parties hereto by facsimile.

17. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supercedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first written above.

MMA FINANCIAL HOLDINGS, INC.

By:	/s/ Gary A. Mentesana
Gary A. Mentesana
Executive Vice President

[Signature Page to Exchange Agreement (Taberna II) – 1 of 2 Pages]

TABERNA, AS HOLDER OF THE PARTICIPATING SECURITIES AND AS HOLDER (AS DEFINED IN THE NEW SECURITIES):

TABERNA PREFERRED FUNDING I, LTD.

By:	Taberna Capital Management, LLC,
as Collateral Manager

By:	TP Management LLC,
as attorney-in-fact

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	Executive Vice President

[Signature Page to Exchange Agreement (Taberna II) – 2 of 2 Pages]

EXHIBIT A

Copy of Participating Securities

Exhibit A-1

EXHIBIT B

Copy of New Securities

Exhibit B-1

EXHIBIT C

Notice Information

Taberna:

c/o TP Management, LLC
1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Facsimile: (917) 639-9672

Attention: General Counsel – Credit Funds

With copies, which shall not constitute notice, to:

Morgan J. McClure

Fortress Investment Group

3290 Northside Pkwy NW, Suite 350

Atlanta, Georgia 30327

Facsimile: (404) 934-3670

Email: mmclure@fortress.com

and

Hunton & Williams LLP
Bank of America Plaza, Suite 4100
600 Peachtree Street, N.E.
Atlanta, Georgia 30308
Facsimile: (404) 602-8669
Email: jschneider@hunton.com

Company:

MMA Financial Holdings, Inc.

621 East Pratt Street, Suite 600

Baltimore, Maryland 21202

Attention:  Gary Mentesana

Facsimile:  (410) 727-5387

Email:  gary.mentesana@munimae.com

With a copy to:

Gallagher Evelius & Jones LLP

218 N. Charles St., Suite 400

Baltimore, Maryland 21201

Attention: Stephen A. Goldberg

Facsimile:  (410) 468-2786

Email:  sgoldberg@gejlaw.com

Exhibit C-1

EXHIBIT D

List of Significant Subsidiaries

MMA Mortgage Investment Corporation
MMA Capital Corporation

Exhibit D-1

EXHIBIT E

Pursuant to Section 3(b) of the Agreement, Gallagher Evelius & Jones LLP counsel for the Company, shall deliver an opinion to the effect that:

(i) based solely upon our review of a Good Standing Certificate issued by the State of Florida Department of State dated May 12,  2015, the Company is validly existing as a corporation in good standing under the laws of the State of Florida with full corporate power and authority to own or lease its properties and to conduct its business;

(ii) the Guarantor is validly existing as a limited liability company in good standing under the laws of the State of Delaware with full power and authority to own or lease its properties and to conduct its business;

(iii) the Second Supplemental Indenture (the “Second Supplemental Indenture”)   to the Junior Subordinated Indenture dated as of July 30, 2009, by and between the Company and The Bank of New York Mellon Trust Company, National Association, a national banking association, as trustee, as modified by that certain First Supplemental Indenture thereto dated as of May 1, 2012, has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof is subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding to enforce the Second Supplemental Indenture may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law);

the New Securities have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforcement thereof is subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding to enforce the New Securities may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv) the Exchange Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof is subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding to enforce the Exchange Agreement may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except to the extent that enforceability of the indemnification and contribution provisions set forth in the Exchange Agreement may be limited by the federal or state securities laws of the United States or the public policy underlying such laws;

Exhibit E-1

(v) the Guaranty has been duly authorized, executed and delivered by the
Guarantor and constitute a valid and legally binding obligation of the Guarantor enforceable against the Guarantor in accordance with their terms, except that the enforcement thereof is subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding to enforce the Guarantees may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(vi) assuming the truth and accuracy of the representations and warranties of Taberna and the Company in the Exchange Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”) of the New Securities is required in connection with the Exchange and the issuance of the New Securities as contemplated in the Exchange Agreement;

(vii) none of (a) the issuance of the New Securities, (b) the Exchange or (c) the execution and delivery of and compliance with the Operative Documents by the Company and the Guarantor, as applicable, and the consummation of the transactions contemplated thereby will constitute a breach or violation of (1) any Applicable Law or, to our knowledge, any judgment order or decree that is material to the Company or the Guarantor, (2) the Articles of Incorporation of the Company dated May 6, 1988, as amended by the Amendment to Articles of Incorporation dated April 12, 1989 and the Articles of Amendment dated December 20, 2004 or current Bylaws of the Company as in full force and effect since May 31, 1988, or (3) the Second Amended and Restated Certificate of Formation and Operating Agreement of the Guarantor dated June 11, 2012 or the Third Amended and Restated Bylaws of the Guarantor dated September 6, 2007; and

(viii) except for filings, registrations or qualifications that may be required by applicable securities laws (including the securities or blue sky laws of the various states), no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental body or agency is required in connection with the consummation of the transactions contemplated in the Operative Documents.

Exhibit E-2

SCHEDULE 4(q)

OUTSTANDING MONETARY DEFAULTS

None.

Schedule 4(q)-1